Exhibit 3.1

SECOND CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

J. C. Penney Company, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (herein referred to as the Company), does hereby certify:

First: That at a meeting of the Board of Directors of the Company held on February 23, 2011, resolutions were duly adopted setting forth proposed amendments to the Restated Certificate of Incorporation, as amended, of the Company declaring said amendments to be advisable and directing that said amendments be submitted for consideration by stockholders at the Annual Meeting of Stockholders of the Company to be held on May 20, 2011. The resolutions setting forth the proposed amendments are as follows:

RESOLVED that the Board of Directors adopts and declares advisable, amendments to Articles Sixth, Seventh, Eighth and Ninth of the Company’s Restated Certificate of Incorporation, as amended, in the form submitted to the meeting:

Subsection (d) of Article Sixth shall be amended to read in its entirety as follows:

 (d)           Except as otherwise provided for or fixed by or pursuant to the provisions of Article Fourth of this Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, any director may be removed from office, with or without cause, but only by the affirmative vote of at least a majority of the combined voting power of the then-outstanding shares of all classes and series of stock of the Company entitled to vote generally in the election of directors (“Voting Stock”), voting together as a single class (it being understood that for the purposes of this Article Sixth, each share of the Voting Stock shall have the number of votes granted to it in accordance with Article Fourth of this Certificate of Incorporation).

Article Seventh shall be amended to read in its entirety as follows:

Seventh: Intentionally Omitted.

Article Eighth shall be amended to read in its entirety as follows:

Eighth:  Any action required or permitted to be taken by the holders of the Voting Stock must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of at least a majority of the combined voting power of the then-outstanding shares of Voting Stock, voting together as a single class (it being understood that for the purposes of this Article Eighth, each share of the Voting Stock shall have the number of votes granted to it in accordance with Article Fourth of this Certificate of Incorporation), shall be required to alter, amend, or repeal, or adopt any provisions inconsistent with, this Article Eighth.

Article Ninth shall be amended to read in its entirety as follows:

Ninth: The Board of Directors shall have the power to make, alter, amend, or repeal, or adopt any provision inconsistent with, the Bylaws (except insofar as the Bylaws adopted by the stockholders shall otherwise provide). Any Bylaws made by the directors under the powers conferred hereby may be altered, amended, or repealed, and any provisions inconsistent therewith may be adopted, by the directors or by the affirmative vote of at least a majority of the combined voting power of the then-outstanding shares of Voting Stock, voting together as a single class (it being understood that for the purposes of this Article Ninth, each share of the Voting Stock shall have the number of votes granted to it in accordance with Article Fourth of this Certificate of Incorporation). Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of at least a majority of the Voting Stock, voting together as a single class, shall be required to alter, amend, or repeal, or adopt any provision inconsistent with, this Article Ninth.

Second: That the amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be executed this 20th day of May 2011.

J. C. Penney Company, Inc.

/s/ Janet Dhillon
By:       Janet Dhillon
Executive Vice President,
General Counsel and Secretary

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

J. C. Penney Company, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (herein referred to as the Company), does hereby certify:

First:  That at a meeting of the Board of Directors of the Company held on March 21, 2006, resolutions were duly adopted setting forth proposed amendments to the Restated Certificate of Incorporation of the Company, declaring said amendments to be advisable and directing that said amendments be submitted for consideration by stockholders at the Annual Meeting of Stockholders of the Company to be held on May 19, 2006.  The resolutions setting forth the proposed amendments are as follows:

RESOLVED that the Board of Directors adopts and declares advisable, amendments to Articles Sixth and Ninth of the Company’s Restated Certificate of Incorporation (“Charter Amendments”), in the form submitted to the meeting:

Article Sixth shall be amended to read in its entirety as follows:

Sixth: (a) Except as otherwise provided for or fixed by or pursuant to the provisions of Article Fourth of this Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors of the Company shall be fixed from time to time by or pursuant to the Bylaws of the Company. Subject to the provisions of this Article Sixth below, until the 2009 annual meeting of stockholders when the following classification shall cease, the directors, other than those who may be elected pursuant to the aforesaid provisions of said Article Fourth, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the Bylaws of the Company, the first such class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1986, the second such class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1987, and the third such class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1988, with each director in each class to hold office until his or her successor is elected and qualified.  At each annual meeting of stockholders until the 2007 annual meeting of stockholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in the third year following the year of their election, with each director in each such class to hold office until his or her successor is elected and qualified.  Directors elected at and after the 2007 annual meeting of stockholders shall hold office until the first annual meeting of stockholders following their election and until a successor shall have been elected and qualified or until the director’s prior death, resignation or removal.

(b) Advance notice of stockholder nominations for the election of directors shall be given in the manner provided by the Bylaws of the Company at the time in effect.

(c) Except as otherwise provided for or fixed by or pursuant to the provisions of Article Fourth of this Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, newly-created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal, or other cause shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office until the next succeeding annual meeting of stockholders following such director’s election and until such director's successor shall have been elected and qualified, including in circumstances where such director’s predecessor was elected to a longer term. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(d) Except as otherwise provided for or fixed by or pursuant to the provisions of Article Fourth of this Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, any director may be removed from office, with or without cause, but only by the affirmative vote of at least 80% of the combined voting power of the then-outstanding shares of all classes and series of stock of the Company entitled to vote generally in the election of directors ("Voting Stock"), voting together as a single class (it being understood that for the purposes of this Article Sixth, each share of the Voting Stock shall have the number of votes granted to it in accordance with Article Fourth of this Certificate of Incorporation).

(e) Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of at least a majority of the combined voting power of the Voting Stock, voting together as a single class, shall be required to alter, amend, or repeal, or adopt any provision inconsistent with, this Article Sixth.

Article Ninth shall be amended to read in its entirety as follows:

Ninth: The Board of Directors shall have the power to make, alter, amend, or repeal, or adopt any provision inconsistent with, the Bylaws (except insofar as the Bylaws adopted by the stockholders shall otherwise provide). Any Bylaws made by the directors under the powers conferred hereby may be altered, amended, or repealed, and any provisions inconsistent therewith may be adopted, by the directors or by the stockholders. Notwithstanding the foregoing and anything contained in this Certificate of Incorporation to the contrary, Section 2 of Article II, and Sections 12 and 15 of Article III of the Bylaws, all as in effect simultaneously with the effectiveness of this Article, shall not be altered, amended, or repealed, and no provision inconsistent therewith shall be adopted, without the affirmative vote of at least 80% of the combined voting power of the then-outstanding shares of all classes and series of stock of the Company entitled to vote generally in the election of directors ("Voting Stock"), voting together as a single class (it being understood that for the purposes of this Article Ninth, each share of the Voting Stock shall have the number of votes granted to it in accordance with Article Fourth of this Certificate of Incorporation). Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of at least 80% of the Voting Stock, voting together as a single class, shall be required to alter, amend, or repeal, or adopt any provision inconsistent with, this Article Ninth.

Second:  That thereafter, pursuant to resolution of its Board of Directors, at the Annual Meeting of Stockholders of the Company duly called and held on May 19, 2006, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, the necessary number of shares as required by statute and the Company’s Restated Certificate of Incorporation were voted in favor of the amendments.

Third: That the amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be executed this 19th day of May 2006.

    J. C. Penney Company, Inc.

/s/ Joanne L. Bober
By: Joanne L. Bober
      Executive Vice President,
      General Counsel and Secretary

RESTATED CERTIFICATE OF INCORPORATION
OF
J. C. PENNEY COMPANY, INC.

*  *  *  *  *

The present name of the company is J. C. Penney Company, Inc.  The company was incorporated under the name "J. C. Penney Holdings, Inc." by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on January 22, 2002.  This Restated Certificate of Incorporation of the company only restates and integrates and does not further amend the provisions of the company's Restated Certificate of Incorporation and there is no discrepancy between the provisions of the company’s Restated Certificate of Incorporation and the provisions of this Restated Certificate of Incorporation.  This Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware.  The Restated Certificate of Incorporation of the company is hereby restated to read in its entirety as follows:

First: The name of the corporation (which is herein referred to as the Company) shall be J. C. Penney Company, Inc.

Second: The address of the Company's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle Delaware 19801. The name of the Company's registered agent at such address is The Corporation Trust Company.

Third: The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

Fourth: The total number of shares of all classes of stock which the Company shall have authority to issue is 1,275,000,000 shares, of which 25,000,000 shares shall be shares of Preferred Stock without par value (hereinafter called Preferred Stock) and 1,250,000,000 shares shall be shares of Common Stock of 50¢ par value (hereinafter called Common Stock).

Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock as Preferred Stock of one or more series and in connection with the creation of any such series to fix by the resolution or resolutions providing for the issue of shares thereof the designation, powers, preferences, and relative, participating, optional, or other special rights of such series, and the qualifications, limitations, or restrictions thereof. Such authority of the Board of Directors with respect to each such series shall include, but not be limited to, the determination of the following:

(a) the distinctive designation of, and the number of shares comprising, such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

(b) the dividend rate or amount for such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes or any other series of any class or classes of stock, and whether such dividends shall be cumulative, and if so, from which date or dates for such series;

(c) whether or not the shares of such series shall be subject to redemption by the Company and the times, prices, and other terms and conditions of such redemption;

(d) whether or not the shares of such series shall be subject to the operation of a sinking fund or purchase fund to be applied to the purchase or redemption of such shares and if such a fund be established, the amount thereof and the terms and provisions relative to the application thereof;

(e) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes, or of any other series of any class or classes, of stock of the Company and if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

(f) whether or not the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if they are to have such additional voting rights, the extent thereof;

(g) the rights of the shares of such series in the event of any liquidation, dissolution, or winding up of the Company or upon any distribution of its assets; and

(h) any other powers, preferences, and relative, participating, optional, or other special rights of the shares of such series, and qualifications, limitations, or restrictions thereof, to the full extent now or hereafter permitted by law and not inconsistent with the provisions hereof.

All shares of any one series of Preferred Stock shall be identical in all respects except as to the dates from which dividends thereon shall be cumulative. All series of the Preferred Stock shall rank equally and be identical in all respects except as otherwise provided in the resolution or resolutions providing for the issue of any series of Preferred Stock.

Whenever dividends upon the Preferred Stock at the time outstanding, to the extent of the preference to which such stock is entitled, shall have been paid in full or declared and set apart for payment for all past dividend periods, and after the provisions for any sinking or purchase fund or funds for any series of Preferred Stock shall have been complied with, the

Board of Directors may declare and pay dividends on the Common Stock, payable in cash, stock, or otherwise, and the holders of shares of Preferred Stock shall not be entitled to share therein, subject to the provisions of the resolution or resolutions creating any series of Preferred Stock.

In the event of any liquidation, dissolution, or winding up of the Company or upon the distribution of the assets of the Company, all assets and funds of the Company remaining, after the payment to the holders of the Preferred Stock of the full preferential amounts to which they shall be entitled as provided in the resolution or resolutions creating any series thereof, shall be divided and distributed among the holders of the Common Stock ratably, except as may otherwise be provided in any such resolution or resolutions. Neither the merger or consolidation of the Company with another corporation nor the sale or lease of all or substantially all the assets of the Company shall be deemed to be a liquidation, dissolution, or winding up of the Company or a distribution of its assets.

Except as otherwise required by law or provided by a resolution or resolutions of the Board of Directors creating any series of Preferred Stock, the holders of Common Stock shall have the exclusive power to vote and shall have one vote in respect of each share of such stock held and the holders of Preferred Stock shall have no voting power whatsoever. Except as otherwise provided in such a resolution or resolutions, the authorized shares of any class or classes may be increased or decreased by the affirmative vote of the holders of a majority of the outstanding shares of stock of the Company entitled to vote.

Pursuant to the authority conferred by this Article Fourth upon the Board of Directors of the Company, the Board of Directors created a series of 1,600,000 shares of Preferred Stock designated as Series A Junior Participating Preferred Stock by filing a Certificate of Designations of the Company with the Secretary of State of the State of Delaware (the "Secretary of State") and the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Company's Series A Junior Participating Preferred Stock are set forth in Exhibit A hereto and are incorporated herein by reference.

Pursuant to the authority conferred by this Article Fourth upon the Board of Directors of the Company, the Board of Directors created a series of 1,400,000 shares of Preferred Stock designated as Series B ESOP Convertible Preferred Stock by filing a Certificate of Designations of the Company with the Secretary of State and the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Company's Series B ESOP Convertible Preferred Stock are set forth in Exhibit B hereto and are incorporated herein by reference.

Fifth: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered:

(a) to make, alter, and repeal the Bylaws of the Company, subject to the power of the stockholders of the Company to alter or repeal any Bylaw made by the Board of Directors;

(b) subject to the laws of the State of Delaware, from time to time to sell, lease, or otherwise dispose of any part or parts of the properties of the Company and to cease to conduct the business connected therewith or again to resume the same, as it may deem best; and

(c) in addition to the powers and authorities hereinbefore and by the laws of the State of Delaware conferred upon the Board of Directors, to exercise all such powers and to do all such acts and things as may be exercised or done by the Company; subject, nevertheless, to the provisions of said laws, of the Certificate of Incorporation as from time to time amended of the Company, and of its Bylaws.

Sixth: (a) Except as otherwise provided for or fixed by or pursuant to the provisions of Article Fourth of this Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors of the Company shall be fixed from time to time by or pursuant to the Bylaws of the Company. The directors, other than those who may be elected pursuant to the aforesaid provisions of said Article Fourth, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as shall be provided in the manner specified in the Bylaws of the Company, the first such class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1986, the second such class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1987, and the third such class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1988, with each director in each class to hold office until his or her successor is elected and qualified. At each annual meeting of stockholders beginning with the annual meeting of stockholders to be held in 1986, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders to be held in the third year following the year of their election, with each director in each such class to hold office until his or her successor is elected and qualified.

(b) Advance notice of stockholder nominations for the election of directors shall be given in the manner provided by the Bylaws of the Company at the time in effect.

(c) Except as otherwise provided for or fixed by or pursuant to the provisions of Article Fourth of this Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, newly-created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal, or other cause shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(d) Except as otherwise provided for or fixed by or pursuant to the provisions of Article Fourth of this Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, any director may be removed from office, with or without cause, but only by the affirmative vote of at least 80% of the combined voting power of the then-outstanding shares of all classes and series of stock of the Company entitled to vote generally in the election of directors ("Voting Stock"), voting together as a single class (it being understood that for the purposes of this Article Sixth, each share of the Voting Stock shall have the number of votes granted to it in accordance with Article Fourth of this Certificate of Incorporation).

(e) Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of at least 80% of the combined voting power of the Voting Stock, voting together as a single class, shall be required to alter, amend, or repeal, or adopt any provision inconsistent with, this Article Sixth.

Seventh: Section 1. The vote of stockholders of the Company required to approve any Business Combination shall be as set forth in this Article Seventh. The term "Business Combination", as well as other capitalized terms used in this Article Seventh, shall have the respective meanings ascribed to them in Section 3 of this Article Seventh.

Irrespective of any affirmative vote required by law or by this Certificate of Incorporation, and except as otherwise expressly provided in Section 2 of this Article Seventh:

(i) any merger or consolidation of the Company or any Subsidiary with (a) any Interested Stockholder or (b) any other Person (whether or not itself an Interested Stockholder or an Affiliate of an Interested Stockholder) which is, or after such merger or consolidation would be, an Interested Stockholder or an Affiliate of an Interested Stockholder,

(ii) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Company or any Subsidiary having an aggregate Fair Market Value of $100 million or more,

(iii) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition (in one transaction or a series of transactions) to the Company or any Subsidiary of any assets of any Interested Stockholder or any Affiliate of any Interested Stockholder having an aggregate Fair Market Value of $100 million or more,

(iv) any issuance or transfer by the Company or any Subsidiary (in one transaction or a series of transactions) of any securities of the Company or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested

Stockholder in exchange for cash, securities, or other property (or a combination thereof) having an aggregate Fair Market Value of $100 million or more,

(v) the adoption of any plan or proposal for the liquidation or dissolution of the Company proposed by or on behalf of any Interested Stockholder or any Affiliate of any Interested Stockholder, or

(vi) any reclassification of securities (including any reverse stock split), or recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder), which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity, or securities convertible into any equity, securities of the Company or any Subsidiary, as the case may be, which is, directly or indirectly, owned by any Interested Stockholder or any Affiliate of any Interested Stockholder,

shall require the affirmative vote of at least 80% of the combined voting power of the then-outstanding shares of all classes and series of stock of the Company entitled to vote generally in the election of directors ("Voting Stock"), voting together as a single class (it being understood that for the purposes of this Article Seventh, each share of Voting Stock shall have the number of votes granted to it in accordance with Article Fourth of this Certificate of Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may otherwise be applicable, by law or in any agreement with any national securities exchange or otherwise.

Section 2. Any Business Combination which meets all the conditions specified in either paragraph A or paragraph B below shall not be subject to the provisions of Section 1 of this Article Seventh and shall require only such affirmative vote as is required by law and any other provision of this Certificate of Incorporation:

A.           the Business Combination shall have been approved by a majority of the Disinterested Directors;

- or -

B.           all the following conditions with respect to such Business Combination shall have been met:

(i) the aggregate amount of cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination, shall be at least equal in value to the higher of the following:

(a) if applicable, the highest per share price (including any brokerage commissions, transfer taxes, soliciting dealers' fees, and option costs) paid by the Interested Stockholder (before or after becoming an Interested Stockholder), or any

Affiliate or Associate thereof, in acquiring Beneficial Ownership of any shares of Common Stock (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination ("Announcement Date") or (2) in the transaction in which it became an Interested Stockholder, whichever is higher; or

(b) the Fair Market Value per share of Common Stock of the Company (1) on the Announcement Date, or (2) on the date on which the Interested Stockholder became an Interested Stockholder ("Determination Date"), whichever is higher;

(ii) the aggregate amount of cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Voting Stock other than Common Stock shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph B(ii) of this Section 2 of Article Seventh shall be required to be met with respect to every class or series, as the case may be, of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of such class or series of Voting Stock):

(a) if applicable, the highest per share price (including any brokerage commissions, transfer taxes, soliciting dealers' fees, and option costs) paid by the Interested Stockholder (before or after becoming an Interested Stockholder) for any shares of such class or series of Voting Stock acquired by it (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Stockholder, whichever is higher;

(b) if applicable, the highest preferential amount per share to which the holders of shares of such class or series, as the case may be, of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company; or

(c) the Fair Market Value per share of such class or series, as the case may be, of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher;

(iii) the price determined in accordance with paragraphs B(i) and B(ii) of this Section 2 of Article Seventh shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares, or similar event;

(iv) the consideration to be received by the holders of a specified class or series of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as that which the Interested Stockholder has previously paid for shares of such class or series of Voting Stock; if the Interested Stockholder had paid for shares of any class or series of Voting Stock with varying forms of consideration, the form of consideration for such class or series of Voting Stock shall, at the option of the Interested Stockholder, be either cash or the form used to acquire the largest number of shares of such class or series of Voting Stock previously acquired by it;

(v) after such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination: (a) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on the outstanding Preferred Stock; (b) there shall have been (i) no reduction in the annual rate of dividends payable or last paid, as the case may be, on the Common Stock (except as necessary to reflect any subdivision of such Common Stock) except as approved by a majority of the Disinterested Directors and (ii) an increase in the annual rate of dividends last paid on the Common Stock, as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization, or any similar transaction which has the effect of reducing the number of outstanding shares of such Common Stock, unless the failure so to increase such annual rate shall have been approved by a majority of the Disinterested Directors; and (c) such Interested Stockholder shall not have acquired Beneficial Ownership of any additional shares of Voting Stock, except as part of the transaction which resulted in such Interested Stockholder becoming an Interested Stockholder;

(vi) after such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges, or other financial assistance or any tax credits or other tax advantages provided by, or as a result of its equity position in, the Company, whether in anticipation of or in connection with such Business Combination or otherwise; and

(vii) a proxy statement or information statement describing the proposed Business Combination (and including the views of the Disinterested Directors, if requested by the Disinterested Directors, and of an independent investment banker, if any, selected by such Disinterested Directors with respect to the proposed Business Combination) and complying with the disclosure and other requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such requirements of such Act, rules, or regulations) shall be mailed at least 30 days prior to the consummation of such Business Combination (whether or not such proxy statement or information statement is required to be mailed pursuant to such Act or subsequent provisions) to stockholders of the Company.

Section 3. For purposes of this Article Seventh:

A.           An "Affiliate" of, or a Person "Affiliated" with, a specified Person, shall mean a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

B.           "Announcement Date" shall have the meaning set forth in paragraph B(i)(a) of Section 2 of this Article Seventh.

C.           The term "Associate" used to indicate a relationship with any Person shall mean (1) any corporation or organization (other than the Company or any Subsidiary), of which such Person is an officer or partner or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities, (2) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar fiduciary capacity, and (3) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a director or officer of the Company or any Subsidiary.

D.           A Person shall be a "Beneficial Owner" of any Voting Stock:

(i)           which such Person or any of its Affiliates or Associates owns, directly or indirectly;

(ii)             which such Person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement, or understanding or upon the exercise of conversion rights, exchange rights, warrants, or options, or otherwise, or (b) the right to vote (whether or not irrevocable) pursuant to any agreement, arrangement, or understanding; or

(iii)             which is Beneficially Owned, directly or indirectly, by another Person with which such Person or any of its Affiliates or Associates has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of any shares of Voting Stock, and any Voting Stock of which a Person shall be the Beneficial Owner shall be "Beneficially Owned" by, or be under the "Beneficial Ownership" of, such Person.

E.             "Business Combination" shall mean any transaction which is referred to in any one or more of clauses (i) through (vi) of Section 1 of this Article Seventh.

F.             In the event of any Business Combination in which the Company survives, the phrase "consideration other than cash to be received" as used in paragraphs B(i) and (ii) of Section 2 of this Article Seventh shall include shares of Common Stock and shares of any other class or series of outstanding Voting Stock retained by the holders of such shares, or both.

G.           "Determination Date" shall have the meaning set forth in paragraph B(i)(b) of Section 2 of this Article Seventh.

H.             "Disinterested Director" shall mean any member of the Board of Directors who is not an Affiliate, an Associate, or a nominee of the Interested Stockholder and who was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Disinterested Director who is not an Affiliate or Associate of the Interested Stockholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

I.            "Fair Market Value" shall mean: (i) in the case of stock, the highest closing sale price of a share of such stock during the 30 calendar day period immediately preceding the date in question on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on such Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30 calendar day period immediately preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Disinterested Directors.

J.            "Interested Stockholder" shall mean any Person (other than the Company, any Subsidiary, or any employee benefit plan of the Company or any Subsidiary) who or which:

(i)           is the Beneficial Owner, directly or indirectly, of at least 10% of the Voting Stock;

(ii)             is an Affiliate of the Company and at any time within the two-year period immediately prior to the date in question was the Beneficial Owner, directly or indirectly, of at least 10% of the Voting Stock; or

(iii)             is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question Beneficially Owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

For purposes of determining whether a person is an Interested Stockholder, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph D of this Section 3, but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement,  arrangement, or understanding or upon exercise of conversion rights, warrants, or options, or otherwise.

K.           "Person" shall mean any individual, firm, trust, partnership, association, corporation, or other entity.

L.           "Subsidiary" shall mean any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Company.

M.           "Voting Stock" shall have the meaning set forth in Section 1 of this Article Seventh.

Section 4. A majority of the Disinterested Directors shall have the power and duty to determine for the purposes of this Article Seventh, on the basis of information known to them after reasonable inquiry, (A) whether a person is an Interested Stockholder, (B) the number of shares of Voting Stock beneficially owned by any person, (C) whether a Person is an Affiliate or Associate of another, and (D) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Company or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $100 million or more. A majority of the Disinterested Directors shall have the further power to interpret all the terms and provisions of this Article Seventh.

Section 5. Nothing contained in this Article Seventh shall be construed to relieve any interested Stockholder from any fiduciary obligation imposed by law.

Section 6. Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws (and notwithstanding the fact that a lesser percentage may otherwise be specified by law, this Certificate of Incorporation, or the Bylaws), the affirmative vote of at least 80% of the Voting Stock, voting together as a single class (it being understood that for the purposes of this Article Seventh, each share of the Voting Stock shall have the number of votes granted to it in accordance with Article Fourth of this Certificate of Incorporation), shall be required to alter, amend, or repeal, or adopt any provisions inconsistent with, this Article Seventh.

Eighth: Any action required or permitted to be taken by the holders of the Voting Stock must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of at least 80% of the combined voting power of the then-outstanding shares of all classes and series of stock of the Company entitled to vote generally in the election of directors ("Voting Stock"), voting together as a single class (it being understood that for the purposes of this Article Eighth, each share of the Voting Stock shall have the number of votes granted to it in accordance with Article Fourth of this Certificate of Incorporation), shall be required to alter, amend, or repeal, or adopt any provisions inconsistent with, this Article Eighth.

Ninth: The Board of Directors shall have the power to make, alter, amend, or repeal, or adopt any provision inconsistent with, the Bylaws (except insofar as the Bylaws adopted by the stockholders shall otherwise provide).  Any Bylaws made by the directors under the powers conferred hereby may be altered, amended, or repealed, and any provisions inconsistent therewith may be adopted, by the directors or by the stockholders. Notwithstanding the foregoing and anything contained in this Certificate of Incorporation to the contrary, Section 2 of Article II, and Sections 3, 12, 13, and 15 of Article III of the Bylaws, all as in effect simultaneously with the effectiveness of this Article, shall not be altered, amended, or repealed, and no provision inconsistent therewith shall be adopted, without the affirmative vote of at least 80% of the combined voting power of the then-outstanding shares of all classes and series of stock of the Company entitled to vote generally in the election of directors ("Voting Stock"), voting together as a single class (it being understood that for the purposes of this Article Ninth, each share of the Voting Stock shall have the number of votes granted to it in accordance with Article Fourth of this Certificate of Incorporation). Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of at least 80% of the Voting Stock, voting together as a single class, shall be required to alter, amend, or repeal, or adopt any provision inconsistent with, this Article Ninth.

Tenth: A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to permit further limitation on or elimination of the personal liability of the Company's directors for breach of fiduciary duty, then a director of the Company shall be exempt from such liability for any such breach to the full extent permitted by the Delaware General Corporation Law as so amended from time to time. Any repeal or modification of the foregoing provisions of this Article Tenth, or the adoption of any provision inconsistent herewith, shall not adversely affect any right or protection of a director of the Company hereunder in respect of any act or omission of such director occurring prior to such repeal, modification, or adoption of an inconsistent provision.

IN WITNESS WHEREOF, the undersigned has executed this Restated Certificate of Incorporation this 20th day of February, 2002.

J. C. PENNEY COMPANY, INC.

By: /s/ Charles R. Lotter
Charles R. Lotter
Executive Vice President,
Secretary and
General Counsel

EXHIBIT A

CERTIFICATE OF DESIGNATIONS
OF
SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
OF
J. C. PENNEY COMPANY, INC.
Pursuant to Section 151 of the Delaware
General Corporation Law

J. C. Penney Company, Inc. (f/k/a J. C. Penney Holdings, Inc.), a company organized and existing under the laws of the State of Delaware (the “Company”), DOES HEREBY CERTIFY that pursuant to authority conferred on the Board of Directors of the Company by its  Certificate of Incorporation and the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, the Board of Directors on January 22, 2002 adopted the following resolution:

RESOLVED, that pursuant to the authority vested in the Board of Directors of the Company in accordance with the provisions of its Certificate of Incorporation, a series of Preferred Stock of the Company be, and hereby is, created and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

Section 1.                      Designation and Amount.  The shares of such series shall be designated “Series A Junior Participating Preferred Stock” (the “Series A Preferred Stock”) and the number of shares constituting such series shall be 1,600,000.

Section 2.                      Dividends and Distributions.

(A)           Subject to the provisions for adjustment hereinafter set forth, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, (i) cash dividends in an amount per share (rounded to the nearest cent) equal to 1,000 times the aggregate per share amount of all cash dividends declared or paid on the Common Stock, 50¢ par value per share, of the Company (the “Common Stock”) and (ii) a preferential cash dividend (“Preferential Dividend”), if any, on the first day of February, May, August and November of each year (each a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount equal to $50.00 per share of Series A Preferred Stock less the per share amount of all cash dividends declared on the Series A Preferred Stock pursuant to clause (i) of this sentence since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock.  In the event the Company shall, at any time after the issuance of any share or fraction of a share of Series A Preferred Stock, make any distribution on the shares of Common Stock of the Company, whether by way of a dividend or a reclassification of stock, a recapitalization, reorganization or partial liquidation of the Company or otherwise, which is payable in cash or any debt security, debt instrument, real or personal property or any other property (other than cash dividends subject to the immediately preceding sentence and other than a distribution of shares of Common Stock or other capital stock of the Company and other than a distribution of rights or warrants to acquire any such share, including any debt security convertible into or exchangeable for any such share), at a price less than the Current Market Price of such share, then, and in each such event the Company shall simultaneously pay on each then outstanding share of Series A Preferred Stock of the Company a distribution, in like kind, of 1,000 times such distribution paid on a share of Common Stock (subject to the provisions for adjustment hereinafter set forth).  The dividends and distributions on the Series A Preferred Stock to which holders thereof are entitled pursuant to clause (i) of the first sentence of this paragraph and the second sentence of this paragraph are hereinafter referred to as “Participating Dividends,” and the multiple of such cash and noncash dividends on the Common Stock applicable to the determination of the Participating Dividends, which shall be 1,000 initially but shall be adjusted from time to time as hereinafter provided, is hereinafter referred to as the “Dividend Multiple”.  In the event the Company shall at any time after March 26, 1999 (the “Effective Date”) declare or pay any dividend or make any distribution on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, or issue any of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then in each such case the Dividend Multiple thereafter applicable to the determination of the amount of Participating Dividends which holders of shares of Series A Preferred Stock shall be entitled to receive shall be the Dividend Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)           Except as otherwise provided for or fixed by or pursuant to the provisions of Article Fourth of the  Certificate of Incorporation of the Company relating to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends, the Company shall declare each Participating Dividend at the same time it declares any cash or noncash dividend or distribution on the Common Stock in respect of which a Participating Dividend is required to be paid.  No cash or noncash dividend or distribution on the Common Stock in respect of which a Participating Dividend is required shall be paid or set aside for payment on the Common Stock unless a Participating Dividend in respect of such dividend or distribution on the Common Stock shall be simultaneously paid or set aside for payment on the Series A Preferred Stock.

(C)           Preferential Dividends shall begin to accumulate on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of any shares of Series A Preferred Stock.  Accumulated but unpaid Preferential Dividends shall cumulate but shall not bear interest.  Preferential Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accumulated and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

Section 3.                      Voting Rights.  The holders of shares of Series A Preferred Stock shall have the following voting rights:

(A)           Subject to the provisions for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Company.  The number of votes which a holder of Series A Preferred Stock is entitled to cast, as the same may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the “Vote Multiple.”  In the event the Company shall at any time after the Effective Date declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, or issue any of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then in each such case the Vote Multiple thereafter applicable to the determination of the number of votes per share to which holders of shares of Series A Preferred Stock shall be entitled after such event shall be the Vote Multiple immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)           Except as otherwise provided herein, in the Certificate of Incorporation, in any resolution or resolutions of the Board of Directors of the Company providing for the issue of any other series of Preferred Stock or by law, the holders of shares of Series A Preferred Stock, the holders of shares of Common Stock and the holders of shares of any other class or series of capital stock of the Company entitled to vote generally for the election of directors shall vote together as one class on all matters submitted to a vote of stockholders of the Company.

(C)           In the event that the Preferential Dividends accrued on the Series A Preferred Stock for four or more consecutive quarterly periods shall not have been declared and paid or set apart for payment, the holders of record of the Series A Preferred Stock, voting together with the holders of record of any other series of Preferred Stock of the Company which shall then have the right, expressly granted by the  Certificate of Incorporation of the Company or in any resolution or resolutions of the Board of Directors of the Company providing for the issue of such shares of Preferred Stock, to elect directors upon such a default in the payment of dividends by the Company shall have the right, at the next meeting of stockholders called for the election of directors, voting together as a class, to elect two members to the Board of Directors, which directors shall be in addition to the number provided for pursuant to the Company’s Bylaws prior to such event, to serve until the next Annual Meeting and until their successors are elected and qualified or their earlier resignation, removal or incapacity or until such earlier time as all accrued and unpaid Preferential Dividends upon the outstanding shares of Series A Preferred Stock shall have been paid (or set aside for payment) in full.  The holders of shares of Series A Preferred Stock shall continue to have the right to elect directors as provided by the immediately preceding sentence until all accrued and unpaid Preferential Dividends upon the outstanding shares of Series A Preferred Stock shall have been paid (or set aside for payment) in full.  Such directors may be removed and replaced by such stockholders, and vacancies in such directorships may be filled only by such stockholders (or by the remaining director elected by such stockholders, if there be one) in the manner permitted by law.  Subject to the foregoing, any directors elected pursuant to this paragraph 3(C) shall be elected annually and shall not constitute members of any Class of directors as contemplated by Article Sixth of the Company’s  Certificate of Incorporation.

(D)           Except as otherwise required by law or set forth herein, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote as set forth herein) for the taking of any corporate action.

Section 4.                      Certain Restrictions.

(A)           Whenever Preferential Dividends or Participating Dividends are in arrears or the Company shall be in default in payment thereof, thereafter and until all accrued and unpaid Preferential Dividends and Participating Dividends, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid or set aside for payment in full, and in addition to any and all other rights which any holder of shares of Series A Preferred Stock may have in such circumstances, the Company shall not

(i)           declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;
(ii)           declare or pay dividends or make any other distributions on any shares of stock ranking on a parity as to dividends with the Series A Preferred Stock, unless dividends are paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;
(iii)           except as permitted by subparagraph (iv) of this paragraph (A), redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Company ranking junior (both as to dividends and upon liquidation, dissolution or winding up) to the Series A Preferred Stock; or
(iv)           purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock (either as to dividends or upon liquidation, dissolution or winding up), except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B)           The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company ranking junior to the Series A Preferred Stock unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

(C)           The Company shall not issue any shares of Series A Preferred Stock except upon exercise of Rights issued pursuant to that certain Rights Agreement between the Company and the Rights Agent, a copy of which is on file with the Secretary of the Company at the principal executive office of the Company and shall be made available to holders of record of Common Stock or Series A Preferred Stock without charge upon written request therefor addressed to the Secretary of the Company.  Notwithstanding the foregoing sentence, nothing contained in the provisions hereof shall prohibit or restrict the Company from issuing for any purpose any series of Preferred Stock with rights and privileges similar to, different from, or greater than, those of the Series A Preferred Stock.

Section 5.                      Reacquired Shares.  Any shares of Series A Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof.  All such shares upon their retirement and cancellation shall become authorized but unissued shares of Preferred Stock, without designation as to series, and such shares may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors.

Section 6.                      Liquidation, Dissolution or Winding Up.  Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, no distribution shall be made (i) to the holders of shares of stock ranking junior to the Series A Preferred Stock (either as to dividends or upon liquidation, dissolution or winding up) unless the holders of shares of Series A Preferred Stock shall have received, subject to adjustment as hereinafter provided, the greater of (A) $1,000 ($1.00 per one one-thousandth of a share) plus an amount equal to all accumulated and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, and (B) the amount equal to 1,000 times the aggregate amount to be distributed per share to holders of Common Stock, as the same may be adjusted as hereinafter provided, or (ii) to the holders of stock ranking on a parity upon liquidation, dissolution or winding up with the Series A Preferred Stock, unless simultaneously therewith distributions are made ratably on the Series A Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of shares of Series A Preferred Stock are entitled under clause (i)(A) of this sentence and to which the holders of such parity shares are entitled, in each case upon such liquidation, dissolution or winding up.  The amount to which holders of Series A Preferred Stock shall be entitled upon liquidation, dissolution or winding up of the Company pursuant to clause (i)(B) of the foregoing sentence is hereinafter referred to as the “Participating Liquidation Amount,” and the multiple of the amount to be distributed to holders of shares of Common Stock upon the liquidation, dissolution or winding up of the Company applicable pursuant to said clause to the determination of the Participating Liquidation Amount, which shall be 1,000 but may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the “Liquidation Multiple.”  In this event the Company shall at any time after the Effective Date declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, or issue any of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then in each such case the Liquidation Multiple thereafter applicable to the determination of the Participating Liquidation Amount to which holders of Series A Preferred Stock shall be entitled after such event shall be the Liquidation Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7.                      Certain Reclassifications and Other Events.

(A)           In the event that holders of shares of Common Stock receive after the Effective Date, in respect of their shares of Common Stock any share of capital stock of the Company (other than any share of Common Stock of the Company), whether by way of reclassification, recapitalization, reorganization, dividend or other distribution or otherwise (“Transaction”), then in each such event the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Company of the shares of Series A Preferred Stock shall be adjusted so that after such event the holders of Series A Preferred Stock shall be entitled, in respect of each share of Series A Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such adjustment, to (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such Transaction multiplied by the additional dividends which the holder of a share of Common Stock shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock, (ii) such additional voting rights as equal the Vote Multiple in effect immediately prior to such Transaction multiplied by the additional voting rights which the holder of a share of Common Stock shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock and (iii) such additional distributions upon liquidation, dissolution or winding up of the Company as equal the Liquidation Multiple in effect immediately prior to such Transaction multiplied by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Company by virtue of the receipt in the Transaction of such capital stock, as the case may be, all as provided by the terms of such capital stock.

(B)           In the event that holders of shares of Common Stock receive after the Effective Date, in respect of their shares of Common Stock any right or warrant to purchase Common Stock (including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for Common Stock) at a purchase price per share less than the Current Market Price (as hereinafter defined) of a share of Common Stock on the date of issuance of such right or warrant, then in each such event the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Company of the shares of Series A Preferred Stock shall each be adjusted so that after such event the Dividend Multiple, the Vote Multiple and the Liquidation Multiple shall each be the product of the Dividend Multiple, the Vote Multiple and the Liquidation Multiple, as the case may be, in effect immediately prior to such event multiplied by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock which could be acquired upon exercise in full of all such rights or warrants and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased, at the Current Market Price of the Common Stock at the time of such issuance, by the maximum aggregate consideration payable upon exercise in full of all such rights or warrants.

(C)           In the event that holders of shares of Common Stock receive after the Effective Date in respect of their shares of Common Stock any right or warrant to purchase capital stock of the Company (other than shares of Common Stock), including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for capital stock of the Company, (other than Common Stock), at a purchase price per share less than the Fair Market Value of such shares of capital stock on the date of issuance of such right or warrant, then in each such event the dividend rights, voting rights and rights upon liquidation, dissolution or winding up of the Company of the shares of Series A Preferred Stock shall each be adjusted so that after such event each holder of a share of Series A Preferred Stock shall be entitled, in respect of each share of Series A Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such event, to receive (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such event multiplied, first, by the additional dividends to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction (as hereinafter defined), (ii) such additional voting rights as equal the Vote Multiple in effect immediately prior to such event multiplied, first, by the additional voting rights to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction and (iii) such additional distribution upon liquidation, dissolution or winding up of the Company as equal the Liquidation Multiple in effect immediately prior to such event multiplied, first, by the additional amount which the holder of a share of Common Stock  shall be entitled to receive upon liquidation, dissolution or winding up of the Company upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction.  For purposes of this paragraph, the “Discount Fraction” shall be a fraction the numerator of which shall be the difference between the Current Market Price of a share of the capital stock subject to a right or warrant distributed to holders of shares of Common Stock as contemplated by this paragraph immediately after the distribution thereof and the purchase price per share for such share of capital stock pursuant to such right or warrant and the denominator of which shall be the Current Market Price of a share of such capital stock immediately after the distribution of such right or warrant.

(D)           For purposes of this  Certificate of Designations, the “Current Market Price” of a share of capital stock of the Company (including a share of Common Stock) on any date shall be deemed to be the average of the daily closing price per share thereof over the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that, in the event that such Current Market Price of any such share of capital stock is determined during a period which includes any date that is within 30 Trading Days after (i) the ex-dividend date for a dividend or distribution on stock payable in shares of such stock or securities convertible into shares of such stock, or (ii) the effective date of any subdivision, split, combination, consolidation, reverse stock split or reclassification of such stock, then and in each such event, the Current Market Price shall be appropriately adjusted by the Board of Directors to reflect the Current Market Price of such stock to take into account ex-dividend or post-effective date trading.  The closing price for any day shall be the last sale price, regular way, or, in case, no such sale takes place on such day, the average of the closing bid and asked prices, regular way (in either case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange), or, if the shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares are listed or admitted to trading or, if the shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System (“NASDAQ”) or such other system then in use, or if on any such date the shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares selected by the Board of Directors.  The term “Trading Day” shall mean a day on which the principal national securities exchange on which the shares are listed or admitted to trading is open for the transaction of business or, if the shares are not listed or admitted to trading on any national securities exchange, on which the New York Stock Exchange or such other national securities exchange as may be selected by the Board of Directors is open.  If the shares are not publicly held or not so listed or traded on any day within the period of 30 Trading Days applicable to the determination of Current Market Price thereof as aforesaid, “Current Market Price” shall mean the fair market value thereof per share as determined in good faith by the Board of Directors.  In either case referred to in the foregoing sentence, the determination of Current Market Price shall be described in a statement filed with the Secretary of the Company.

Section 8.                      Consolidation, Merger, etc.  In the event that the Company shall enter into any consolidation, merger, combination or other transaction in which shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such event each outstanding share of Series A Preferred Stock shall at the same time be similarly exchanged for or changed into the aggregate amount of stock, securities, cash and other property (payable in like kind), as the case may be, for which or into which each share of Common Stock is changed or exchanged multiplied by the highest of the Dividend Multiple, the Vote Multiple or the Liquidation Multiple in effect immediately prior to such event.

Section 9.                      Effective Time of Adjustments.

(A)           Adjustments to the Series A Preferred Stock required by the provisions hereof shall be effective as of the time at which the event requiring such adjustments occurs.

(B)           The Company shall give prompt written notice to each holder of a share of Series A Preferred Stock of the effect on any shares of any adjustment to the dividend  rights,

voting rights or rights upon liquidation, dissolution or winding up of the Company required by the provisions hereof.  Notwithstanding the foregoing sentence, the failure of the Company to give such notice shall not affect the validity of or the force or effect of or the requirement for such adjustment.

Section 10.                      No Redemption.  The shares of Series A Preferred Stock shall not be redeemable at the option of the Company or any holder thereof.  Notwithstanding the foregoing sentence of this Section, the Company may acquire shares of Series A Preferred Stock in any other manner permitted by law, the provisions of the  Certificate of Designations setting forth the rights, powers and preferences of the Series A Preferred Stock and the  Certificate of Incorporation of the Company.

Section 11.                      Ranking.  Unless otherwise provided in the  Certificate of Incorporation or a certificate of designations relating to a subsequent series of Preferred Stock of the Company, the Series A Preferred Stock shall rank junior to all other series of the Company’s Preferred Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up, and senior to the Common Stock.

Section 12.                      Amendment.  After the Distribution Date (as defined in the Rights Agreement), the provisions of the Certificate of Designations setting forth the rights, powers and preferences of the Series A Preferred Stock and the Certificate of Incorporation shall not be amended in any manner which would materially affect the rights, privileges or powers of the Series A Preferred Stock without, in addition to any other vote of stockholders required by law, the affirmative vote of the holders of 66 2/3% of more of the outstanding shares of Series A Preferred Stock, voting together as a single class.

EXHIBIT B

CERTIFICATE OF DESIGNATIONS
OF
SERIES B ESOP CONVERTIBLE PREFERRED STOCK
OF
J. C. PENNEY COMPANY, INC.

Pursuant to Section 151 of the
Delaware General Corporation Law

J. C. Penney Company, Inc. (f/k/a J. C. Penney Holdings, Inc.), a corporation organized and existing under the Laws of the State of Delaware (the "Company"), DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Board of Directors by its Certificate of Incorporation and the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, the Board of Directors adopted the following resolution:

RESOLVED that, pursuant to the authority vested in the Board of Directors of the Company in accordance with the provisions of its Certificate of Incorporation, a series of Preferred Stock of the Company be, and it hereby is, created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

Section 1. Designation and Amount; Special Purpose Restricted Transfer Issue.

(A) The shares of this series of Preferred Stock shall be designated as Series B ESOP Convertible Preferred Stock ("Series B Preferred Stock") and the number of shares constituting such series shall be 1,400,000.

(B) Shares of Series B Preferred Stock shall be issued only to a trustee acting on behalf of an employee stock ownership plan or other employee benefit plan of the Company. In the event of any transfer of shares of Series B Preferred Stock to any person other than any such plan trustee, the shares of Series B Preferred Stock so transferred, upon such transfer and without any further action by the Company or the holder, shall be automatically converted into shares of Common Stock on the terms otherwise provided for the conversion of shares of Series B Preferred Stock into shares of Common Stock pursuant to Section 5 hereof and no such transferee shall have any of the voting powers, preferences and relative, participating, optional or special rights ascribed to shares of Series B Preferred Stock hereunder but, rather, only the powers and rights pertaining to the Common Stock into which such shares of Series B Preferred Stock shall be so converted. Certificates representing shares of Series B Preferred Stock shall be legended to reflect such restrictions on transfer. Notwithstanding the foregoing provisions of this paragraph (B) of Section 1, shares of Series B Preferred Stock (i) may be converted into shares of Common Stock as provided by Section 5 hereof and the shares of Common Stock issued upon such conversion may be transferred by the holder thereof as permitted by law and (ii) shall be redeemable by the Company upon the terms and conditions provided by Sections 6, 7 and 8 hereof.

Section 2. Dividends and Distributions.

(A) Subject to the provisions for adjustment hereinafter set forth, the holders of shares of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cash dividends ("Preferred Dividends") in an amount per share equal to $47.40 per share per annum, and no more, payable semi-annually, one-half on the first day of January and one-half on the first day of July of each year (each a "Dividend Payment Date") commencing on January 1, 1989, to holders of record at the start of business on such Dividend Payment Date. Preferred Dividends shall begin to accrue on outstanding shares of Series B Preferred Stock from the date of issuance of such shares of Series B Preferred Stock. Preferred Dividends shall accrue on a daily basis whether or not the Company shall have earnings or surplus at the time, but Preferred Dividends accrued after January 1, 1989 on the shares of Series B Preferred Stock for any period less than a full semi-annual period between Dividend Payment Dates shall be computed on the basis of a 360-day year of 30-day months.  A fully semi-annual dividend payment of $23.70 per share shall accrue for the period from the date of issuance until June 30, 2002.  Accumulated but unpaid Preferred Dividends shall cumulate as of the Dividend Payment Date on which they first become payable, but no interest shall accrue on accumulated but unpaid Preferred Dividends.

(B) So long as any Series B Preferred Stock shall be outstanding, no dividend shall be declared or paid or set apart for payment on any other series of stock ranking on a parity with the Series B Preferred Stock as to dividends, unless there shall also be or have been declared and paid or set apart for payment on the Series B Preferred Stock, like dividends for all dividend payment periods of the Series B Preferred Stock ending on or before the dividend payment date of such parity stock, ratably in proportion to the respective amounts of dividends accumulated and unpaid through such dividend payment period on the Series B Preferred Stock and accumulated and unpaid or payable on such parity stock through the dividend payment period on such parity stock next preceding such dividend payment date. In the event that full cumulative dividends on the Series B Preferred Stock have not been declared and paid or set apart for payment when due, the Company shall not declare or pay or set apart for payment any dividends or make any other distributions on, or make any payment on account of the purchase, redemption or other retirement of any other class of stock or series thereof of the Company ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding-up of the Company, junior to the Series B Preferred Stock until full cumulative dividends on the Series B Preferred Stock shall have been paid or declared and provided for; provided, however, that the foregoing shall not apply to (i) any dividend payable solely in any shares of any stock ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding-up of the Company, junior to the Series B Preferred Stock, or (ii) the acquisition of shares of any stock ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding up of the Company, junior to the Series B Preferred Stock either (A) pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Company or any subsidiary of the Company heretofore or hereafter adopted or (B) in exchange solely for shares of any other stock ranking junior to the Series B Preferred Stock.

Section 3. Voting Rights. The holders of shares of Series B Preferred Stock shall have the following voting rights:

(A) The holders of Series B Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of Common Stock of the Company, voting together with the holders of Common Stock as one class. Each share of the Series B Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series B Preferred Stock could be converted on the record date for determining the stockholders entitled to vote, rounded to the nearest one-tenth of a vote; it being understood that whenever the "Conversion Price" (as defined in Section 5 hereof) is adjusted as provided in Section 9 hereof, the voting rights of the Series B Preferred Stock shall also be similarly adjusted.

(B) Except as otherwise required by law or set forth herein, holders of Series B Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action; provided, however, that the vote of at least 66-2/3% of the outstanding shares of Series B Preferred Stock, voting separately as a series, shall be necessary to adopt any alteration, amendment or repeal of any provision of the Restated Certificate of Incorporation of the Company, as amended, or this Resolution (including any such alteration, amendment or repeal effected by any merger or consolidation in which the Company is the surviving or resulting corporation) if such amendment, alteration or repeal would alter or change the powers, preferences or special rights of the shares of Series B Preferred Stock so as to affect them adversely.

Section 4. Liquidation, Dissolution or Winding Up.

(A) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Series B Preferred Stock shall be entitled to receive out of assets of the Company which remain after satisfaction in full of all valid claims of creditors of the Company and which are available for payment to stockholders and subject to the rights of the holders of any stock of the Company ranking senior to or on a parity with the Series B Preferred Stock in respect of distributions upon liquidation, dissolution or winding up of the Company, before any amount shall be paid or distributed among the holders of Common Stock or any other shares ranking junior to the Series B Preferred Stock in respect of distributions upon liquidation, dissolution or winding up of the Company, liquidating distributions in the amount of $600.00 per share, plus an amount equal to all accumulated and unpaid dividends thereon to the date fixed for distribution, and no more. If upon any liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Series B Preferred Stock and any other stock ranking as to any such distribution on a parity with the Series B Preferred Stock are not paid in full, the holders of the Series B Preferred Stock and such other stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount to which they are entitled as provided by the foregoing provisions of this paragraph 4(A), the holders of shares of Series B Preferred Stock shall not be entitled to any further right or claim to any of the remaining assets of the Company.

(B) Neither the merger or consolidation of the Company with or into any other corporation, nor the merger or consolidation of any other corporation with or into the Company, nor the sale, transfer or lease of all or any portion of the assets of the Company, shall be deemed to be a dissolution, liquidation or winding up of the affairs of the Company for purposes of this Section 4, but the holders of Series B Preferred Stock shall nevertheless be entitled in the event of any such merger or consolidation to the rights provided by Section 8 hereof.

(C) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the Company, stating the payment date or dates when, and the place or places where, the amounts distributable to holders of Series B Preferred Stock in such circumstances shall be payable, shall be given by first-class mail, postage prepaid, mailed not less than twenty (20) days prior to any payment date stated therein, to the holders of Series B Preferred Stock, at the address shown on the books of the Company or any transfer agent for the Series B Preferred Stock.

Section 5. Conversion into Common Stock.

(A) A holder of shares of Series B Preferred Stock shall be entitled, at any time prior to the close of business on the date fixed for redemption of such shares pursuant to Section 6, 7 or 8 hereof, to cause any or all of such shares to be converted into shares of Common Stock, initially at a conversion rate equal to the ratio of $600.00 to the amount which initially shall be $60.00 and which shall be adjusted as hereinafter provided (and, as so adjusted, is hereinafter sometimes referred to as the "Conversion Price") (that is, a conversion rate initially equivalent to ten shares of Common Stock for each share of Series B Preferred Stock so converted but that is subject to adjustment as the Conversion Price is adjusted as hereinafter provided).

(B) Any holder of shares of Series B Preferred Stock desiring to convert such shares into shares of Common Stock shall surrender the certificate or certificates representing the shares of Series B Preferred Stock being converted, duly assigned or endorsed for transfer to the Company (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Company or the offices of the transfer agent for the Series B Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Series B Preferred Stock by the Company or the transfer agent for the Series B Preferred Stock, accompanied by written notice of conversion. Such notice of conversion shall specify (i) the number of shares of Series B Preferred Stock to be converted and the name or names in which such holder wishes the certificate or certificates for Common Stock and for any shares of Series B Preferred Stock not to be so converted to be issued, and (ii) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion.

(C)  Upon surrender of a certificate representing a share or shares of Series B Preferred Stock for conversion, the Company shall issue and send by hand delivery (with receipt to be acknowledged) or by first-class mail, postage prepaid, to the holder thereof or to such holder's designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion. In the event that there shall have been surrendered a certificate or certificates representing shares of Series B Preferred Stock, only part of which are to be converted, the Company shall issue and deliver to such holder or such holder's designee a new certificate or certificates representing the number of shares of Series B Preferred Stock which shall not have been converted.

(D) The issuance by the Company of shares of Common Stock upon a conversion of shares of Series B Preferred Stock into shares of Common Stock made at the option of the holder thereof shall be effective as of the earlier of (i) the delivery to such holder or such holder's designee of the certificates representing the shares of Common Stock issued upon conversion thereof or (ii) the commencement of business on the second business day after the surrender of the certificate or certificates for the shares of Series B Preferred Stock to be converted, duly assigned or endorsed for transfer to the Company (or accompanied by duly executed stock powers relating thereto) as provided by this Resolution.  On and after the effective day of conversion, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock, but no allowance or adjustment shall be made in respect of dividends payable to holders of Common Stock in respect of any period prior to such effective date. The Company shall not be obligated to pay any dividends which shall have been declared and shall be payable to holders of shares of Series B Preferred Stock on a Dividend Payment Date if such Dividend Payment Date for such dividend shall coincide with or be on or subsequent to the effective date of conversion of such shares.

(E)  The Company shall not be obligated to deliver to holders of Series B Preferred Stock any fractional share or shares of Common Stock issuable upon any conversion of such shares of Series B Preferred Stock, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law.

(F)  Whenever the Company shall issue shares of Common Stock upon conversion of shares of Series B Preferred Stock as contemplated by this Section 5, the Company shall issue together with each such share of Common Stock one right to purchase Series A Preferred Stock of the Company (or other securities in lieu thereof) pursuant to the Rights Agreement between the Company and the Rights Agent, as such agreement may from time to time be amended, or any rights issued to holders of Common Stock of the Company in addition thereto or in replacement therefor, whether or not such rights shall be exercisable at such time, but only if such rights are issued and outstanding and held by other holders of Common Stock of the Company at such time and have not expired.

(G) The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of Series B Preferred Stock as herein provided, free from any preemptive rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series B Preferred Stock then outstanding. The Company shall prepare and shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all requirements as to registration or qualification of the Common Stock, in order to enable the Company lawfully to issue and deliver to each holder of record of Series B Preferred Stock such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Series B Preferred Stock then outstanding and convertible into shares of Common Stock.

During the Twelve
Month Period                                                Price Per
Beginning July 2                                               Share

1988 ……………………………….$647.40
1989 ……………………………….$642.66
1990 ……………………………….$637.92
1991 ……………………………….$633.18
1992 ……………………………….$628.44
1993 ……………………………….$623.70
1994 ……………………………….$618.96
1995 ……………………………….$614.22
1996 ……………………………….$609.48
1997 ……………………………….$604.74

Section 6. Redemption At the Option of the Company.

(A) The Series B Preferred Stock shall be redeemable, in whole or in part, at the option of the Company at any time after July 1, 1991 or on or before July 1991 if permitted by paragraph (C) or (D) of this Section 6, at the following redemption prices: $600.00 per share, plus, in each case, an amount equal to all accumulated and unpaid dividends thereon to the date fixed for redemption. Payment of the redemption price shall be made by the Company in cash or shares of Common Stock, or a combination thereof, as permitted by paragraph (E) of this Section 6. From and after the date fixed for redemption, dividends on shares of Series B Preferred Stock called for redemption will cease to accrue, such shares will no longer be deemed to be outstanding and all rights in respect of such shares of the Company shall cease, except the right to receive the redemption price. If less than all of the outstanding shares of Series B Preferred Stock are to be redeemed, the Company shall either redeem a portion of the shares of each holder determined pro rata based on the number of shares held by each holder or shall select the shares to be redeemed by lot, as may be determined by the Board of Directors of the Company.

(B) Unless otherwise required by law, notice of redemption will be sent to the holders of Series B Preferred Stock at the address shown on the books of the Company or any transfer agent for the Series B Preferred Stock by first class mail, postage prepaid, mailed not less than twenty (20) days nor more than sixty (60) days prior to the redemption date. Each such notice shall state: (i) the redemption date; (ii) the total number of shares of the Series B Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the conversion rights of the shares to be redeemed, the period within which conversion rights may be exercised, and the Conversion Price and number of shares of Common Stock issuable upon conversion of a share of Series B Preferred Stock at the time. Upon surrender of the certificates for any shares so called for redemption and not previously converted (properly endorsed or assigned for transfer, if the Board of Directors of the Company shall so require and the notice shall so state), such shares shall be redeemed by the Company at the date fixed for redemption and at the redemption price set forth in this Section 6.

(C) In the event of a change in the federal tax law of the United States of America which has the effect of precluding the Company from claiming any of the tax deductions for dividends paid on the Series B Preferred Stock when such dividends are used as provided under Section 404(k)(2) of the Internal Revenue Code of 1986, as amended and in effect on the date shares of Series B Preferred Stock are initially issued, the Company may, in its sole discretion and notwithstanding anything to the contrary in paragraph (A) of this Section 6, elect to redeem such shares for the amount payable in respect of the shares upon liquidation of the Company pursuant to Section 4 hereof.

(D)  Notwithstanding anything to the contrary in paragraph (A) of this Section 6, the Company may elect to redeem any or all of the shares of Series B Preferred Stock at any time on or prior to July 1, 1991 on the terms and conditions set forth in paragraphs (A) and (B) of this Section 6, if the last reported sales price, regular way, of a share of Common Stock, as reported on the New York Stock Exchange Composite Tape or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or, if the Common Stock is not quoted on such National Market System, the average of the closing bid and asked prices in over-the-counter market as reported by NASDAQ, for at least twenty (20) trading days within a period of thirty (30) consecutive trading days ending within five (5) days of the notice of redemption equals or exceeds one hundred fifty percent (150%) of the Conversion Price (giving effect equitably in making such calculation to any adjustments required by Section 9 hereof).

(E) The Company, at its option, may make payment of the redemption price required upon redemption of shares of Series B Preferred Stock in cash or in shares of Common Stock, or in a combination of such shares and cash, any such shares to be valued for such purpose at their Fair Market Value (as defined in paragraph (G) of Section 9 hereof, provided, however, that in calculating their Fair Market Value the Adjustment Period shall be deemed to be the five (5) consecutive trading days preceding, and including, the date of redemption).

Section 7. Other Redemption Rights.

Shares of Series B Preferred Stock shall be redeemed by the Company for cash or, if the Company so elects, in shares of Common Stock, or a combination of such shares and cash, any such shares of Common Stock to be valued for such purpose as provided by paragraph (E) of Section 6, at a redemption price of $600.00 per share plus accumulated and unpaid dividends thereon to the date fixed for redemption, at the option of the holder, at any time and from time to time upon notice to the Company given not less than five (5) business days prior to the date fixed by the holder in such notice for such redemption, when and to the extent necessary (i) for such holder to provide for distributions required to be made under, or to satisfy an Investment election provided to participants in accordance with, the J. C. Penney Company, Inc. Savings, Profit-Sharing and Stock Ownership Plan, dated and effective as of August 22, 1988, as the same may be amended, or any successor plan (the "plan") to participants in the Plan or (ii) for such holder to make payment of principal, interest or premium due and payable (whether as scheduled or upon acceleration) on the 8.17% ESOP Notes Due July 1, 1998 of the trust under the Plan or any indebtedness incurred by the holder for the benefit of the Plan.

Section 8. Consolidation, Merger, etc,

(A) In the event that the Company shall consummate any consolidation or merger or similar transaction, however named, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged solely for or changed, reclassified or converted solely into stock of any successor or resulting company (including the Company) that constitutes "qualifying employer securities" with respect to a holder of Series B Preferred Stock within the meaning of Section 409(l) of the Internal Revenue Code of 1986, as amended, and Section 407(c)(5) of the Employee Retirement Income Security Act of 1974, as amended, or any successor provisions of law, and, if applicable, for a cash payment in lieu of fractional shares, if any, the shares of Series B Preferred Stock of such holder shall be assumed by and shall become preferred stock of such successor or resulting company, having in respect of such company insofar as possible the same powers, preferences and relative, participating, optional or other special rights (including the redemption rights provided by Sections 6, 7 and 8 hereof), and the qualifications, limitations or restrictions thereon, that the Series B Preferred Stock had immediately prior to such transaction, except that after such transaction each share of the Series B Preferred Stock shall be convertible, otherwise on the terms and conditions provided by Section 5 hereof, into the qualifying employer securities so receivable by a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election to receive any kind or amount of stock, securities, cash or other property (other than such qualifying employer securities and a cash payment, if applicable, in lieu of fractional shares) receivable upon such transaction (provided that, if the kind or amount of qualifying employer securities receivable upon such transaction is not the same for each non-electing share, then the kind and amount of qualifying employer securities receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of the non-electing shares). The rights of the Series B Preferred Stock as preferred stock of such successor or resulting company shall successively be subject to adjustments pursuant to Section 9 hereof after any such transaction as nearly equivalent to the adjustments provided for by such section prior to such transaction. The Company shall not consummate any such merger, consolidation or similar transaction unless all then outstanding shares of the Series B Preferred Stock shall be assumed and authorized by the successor or resulting company as aforesaid.

(B) In the event that the Company shall consummate any consolidation or merger or similar transaction, however named, pursuant to which the outstanding shares of Common

Stock are by operation of law exchanged for or changed, reclassified or converted into other stock or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of qualifying employer securities (as referred to in paragraph (A) of this Section 8) and cash payments, if applicable, in lieu of fractional shares, outstanding shares of Series B Preferred Stock shall, without any action on the part of the Company or any holder thereof (but subject to paragraph (C) of this Section 8), be deemed converted by virtue of such merger, consolidation or similar transaction immediately prior to such consummation into the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted at such time and each share of Series B Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in like kind) receivable by a holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election as to the kind or amount of stock, securities, cash or other property receivable upon such transaction (provided that, if the kind or amount of stock, securities, cash or other property receivable upon such transaction is not the same for each non-electing share, then the kind and amount of stock, securities, cash or other property receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of the non-electing shares).

(C)  In the event the Company shall enter into any agreement providing for any consolidation or merger or similar transaction described in paragraph (B) of this Section 8, then the Company shall as soon as practicable thereafter (and in any event at least ten (10) business days before consummation of such transaction) give notice of such agreement and the material terms thereof to each holder of Series B Preferred Stock and each such holder shall have the right to elect, by written notice to the Company, to receive, upon consummation of such transaction (if and when such transaction is consummated), from the Company or the successor of the Company, in redemption and retirement of such Series B Preferred Stock, a cash payment equal to the amount payable in respect of shares of Series B Preferred Stock upon liquidation of the Company pursuant to Section 4 hereof. No such notice of redemption shall be effective unless given to the Company prior to the close of business on the fifth business day prior to consummation of such transaction, unless the Company or the successor of the Company shall waive such prior notice, but any notice of redemption so given prior to such time may be withdrawn by notice of withdrawal given to the Company prior to the close of business on the fifth business day prior to consummation of such transaction.

Section 9. Anti-dilution Adjustment.

(A) In the event the Company shall, at any time or from time to time while any of the shares of the Series B Preferred Stock are outstanding, (i) pay a dividend or make a distribution in respect of the Common Stock in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, in each case whether by reclassification of shares, recapitalization of the Company (including a recapitalization effected by a merger or consolidation to which Section 8 hereof does not apply) or otherwise, the Conversion Price in effect immediately prior to such action shall be adjusted by multiplying such Conversion Price by the fraction the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this paragraph 9(A) shall be given effect, upon payment of such a dividend or distribution, as of the record date for the determination of shareholders entitled to receive such dividend or distribution (on a retroactive basis) and in the case of a subdivision or combination shall become effective immediately as of the effective date thereof.

(B) In the event that the Company shall, at any time or from time to time while any of the shares of Series B Preferred Stock are outstanding, issue to holders of shares of Common Stock as a dividend or distribution, including by way of a reclassification of shares or a recapitalization of the Company, any right or warrant to purchase shares of Common Stock (but not including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock) at a purchase price per share less than the Fair Market Value (as hereinafter defined) of a share of Common Stock on the date of issuance of such right or warrant, then, subject to the provisions of paragraphs (E) and (F) of this Section 9, the Conversion Price shall be adjusted by multiplying such Conversion Price by the fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased at the Fair Market Value of a share of Common Stock at the time of such issuance for the maximum aggregate consideration payable upon exercise in full of all such rights or warrants and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock that could be acquired upon exercise in full of all such rights and warrants.

(C)           In the event the Company shall, at any time or from time to time while any of the shares of Series B Preferred Stock are outstanding, issue, sell or exchange shares of Common Stock (other than pursuant to any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock) and other than pursuant to any employee or director incentive or benefit plan or arrangement, including any employment, severance or consulting agreement, of the Company or any subsidiary of the Company heretofore or hereafter adopted) for a consideration having a Fair Market Value on the date of such issuance, sale or exchange less than the Fair Market Value of such shares on the date of such issuance, sale or exchange, then, subject to the provisions of paragraphs (E) and (F) of this Section 9, the Conversion Price shall be adjusted by multiplying such Conversion Price by the fraction the numerator of which shall be the sum of (i) the Fair Market Value of all the shares of Common Stock outstanding on the day immediately preceding the first public announcement of such issuance, sale or exchange plus (ii) the Fair Market Value of the consideration received by the Company in respect of such issuance, sale or exchange of shares of Common Stock, and the denominator of which shall be the product of (i) the Fair Market Value of a share of Common Stock on the day immediately preceding the first public announcement of such issuance, sale or exchange multiplied by (ii) the sum of the number of shares of Common Stock outstanding on such day plus the number of shares of Common Stock so issued, sold or exchanged by the Company. In the event the Company shall, at any time or from time to time while any shares of Series B Preferred Stock are outstanding, issue, sell or, exchange any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock), other than any such issuance to holders of shares of Common Stock as a dividend or distribution (including by way of a reclassification of shares or a recapitalization of the Company) and other than pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Company or any subsidiary of the Company heretofore or hereafter adopted, for a consideration having a Fair Market Value on the date of such Issuance, sale or exchange less than the Non-Dilutive Amount (as hereinafter defined), then, subject to the provisions of paragraphs (E) and (F) of this Section 9, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction the numerator of which shall be the sum of (i) the Fair Market Value of all the shares of Common Stock outstanding on the day immediately preceding the first public announcement of such issuance, sale or exchange plus (ii) the Fair Market Value of the consideration received by the Company in respect of such issuance, sale or exchange of such right or warrant plus (iii) the Fair Market Value at the time of such issuance of the consideration which the Company would receive upon exercise in full of all such rights or warrants, and the denominator of which shall be the product of (i) the Fair Market Value of a share of Common Stock on the day immediately preceding the first public announcement of such issuance, sale or exchange multiplied by (ii) the sum of the number of shares of Common Stock outstanding on such day plus the maximum number of shares of Common Stock which could be acquired pursuant to such right or warrant at the time of the issuance, sale or exchange of such right or warrant (assuming shares of Common Stock could be acquired pursuant to such right or warrant at such time).

(D)  In the event the Company shall, at any time or from time to time while any of the shares of Series B Preferred Stock are outstanding, make an Extraordinary Distribution (as hereinafter defined) in respect of the Common Stock, whether by dividend, distribution, reclassification of shares or recapitalization of the Company (including a recapitalization or reclassification effected by a merger or consolidation to which Section 8 hereof does not apply) or effect a Pro Rate Repurchase (as hereinafter defined) of Common Stock, the Conversion Price in effect immediately prior to such Extraordinary Distribution or Pro Rata Repurchase shall, subject to paragraphs (E) and (F) of this Section 9, be adjusted by multiplying such Conversion Price by the fraction the numerator of which is (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution or Pro Rate Repurchase multiplied by (y) the Fair Market Value (as herein defined) of a share of Common Stock on the record date with respect to an Extraordinary Distribution, or on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase, or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be, minus (ii) the Fair Market Value of the Extraordinary Distribution or the aggregate purchase price of the Pro Rata Repurchase, as the case may be, and the denominator of which shall be the product of (A) the number of shares of Common Stock outstanding immediately before such Extraordinary Dividend or Pro Rata Repurchase minus, in the case of a Pro Rata Repurchase, the number of shares of Common Stock repurchased by the Company multiplied by (B) the Fair Market Value of a share of Common Stock on the record date with respect to an Extraordinary Distribution or on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be. The Company shall send each holder of Series B Preferred Stock (i) notice of its intent to make any dividend or distribution and (ii) notice of any offer by the Company to make a Pro Rata Repurchase, in each case at the same time as, or as soon as practicable after, such offer is first communicated (including by announcement of a record date in accordance with the rules of any stock exchange on which the Common Stock is listed or admitted to trading) to holders of Common Stock. Such notice shall indicate the intended record date and the amount and nature of such dividend or distribution, or the number of shares subject to such offer for a Pro Rata Repurchase and the purchase price payable by the Company pursuant to such offer, as well as the Conversion Price and the number of shares of Common Stock into which a share of Series B Preferred Stock may be converted at such time.

(E) Notwithstanding any other provisions of this Section 9, the Company shall not be required to make any adjustment of the Conversion Price unless such adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Price. Any lesser adjustment shall be carried forward and shall be made no later than the time of, and together with, the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent (1%) in the Conversion Price.

(F) If the Company shall make any dividend or distribution on the Common Stock or issue any Common Stock, other capital stock or other security of the Company or any rights or warrants to purchase or acquire any such security, which transaction does not result in an adjustment to the Conversion Price pursuant to the foregoing provisions of this Section 9, the Board of Directors of the Company shall consider whether such action is of such a nature that an adjustment to the Conversion Price should equitably be made in respect of such transaction. If in such case the Board of Directors of the Company determines that an adjustment to the Conversion Price should be made, an adjustment shall be made effective as of such date, as determined by the Board of Directors of the Company. The determination of the Board of Directors of the Company as to whether an adjustment to the Conversion Price should be made pursuant to the foregoing provisions of this paragraph 9(F), and, if so, as to what adjustment should be made and when, shall be final and binding on the Company and all stockholders of the Company. The Company shall be entitled to make such additional adjustments in the Conversion Price, in addition to those required by the foregoing provisions of this Section 9, as shall be necessary in order that any dividend or distribution in shares of capital stock of the Company, subdivision, reclassification or combination of shares of stock of the Company or any recapitalization of the Company shall not be taxable to holders of the Common Stock.

(G) For purposes of this Resolution, the following definitions shall apply:

"Extraordinary Distribution" shall mean any dividend or other distribution (effected while any of the shares of Series B Preferred Stock are outstanding) (i) of cash, where the aggregate amount of such cash dividend or distribution together with the amount of all cash dividends and distributions made during the preceding period of 12 months, when combined with the aggregate amount of all Pro Rata Repurchases (for this purpose, including only that portion of the aggregate purchase price of such Pro Rata Repurchase which is in excess of the Fair

Market Value of the Common Stock repurchased as determined on the applicable expiration date (including all extensions thereof) of any tender offer or exchange offer which is a Pro Rata Repurchase, or the date of purchase with respect to any other Pro Rata Repurchase which is not a tender offer or exchange offer made during such period), exceeds twelve and one-half percent (12-1/2%) of the aggregate Fair Market Value of all shares of Common Stock outstanding on the record date for determining the shareholders entitled to receive such Extraordinary Distribution and (ii) any shares of capital stock of the Company (other than shares of Common Stock), other securities of the Company (other than securities of the type referred to in paragraph (B) of this Section 9), evidences of indebtedness of the Company or any other person or any other property (including shares of any subsidiary of the Company), or any combination thereof. The Fair Market Value of an Extraordinary Distribution for purposes of paragraph (D) of this Section 9 shall be the sum of the Fair Market Value of such Extraordinary Distribution plus the amount of any cash dividends which are not Extraordinary Distributions made during such twelve month period and not previously included in the calculation of an adjustment pursuant to paragraph (D) of this Section 9.

"Fair Market Value" shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Company or any other issuer which are publicly traded, the average of the Current Market Prices (as hereinafter defined) of such shares or securities for each day of the Adjustment Period (as hereinafter defined). "Current Market Price" of publicly traded shares of Common Stock or any other class of capital stock or other security of the Company or any other issuer for a day shall mean the last reported sales price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the Now York Stock Exchange Composite Tape or, if such security is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market System or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on each such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in such security selected for such purpose by the Board of Directors of the Company or a committee thereof on each trading day during the Adjustment Period. "Adjustment Period" shall mean the period of five (5) consecutive trading days, selected by the Board of Directors of the Company or a committee thereof, during the 20 trading days preceding, and including, the date as of which the Fair Market Value of a security is to be determined. The "Fair Market Value" of any security which is not publicly traded or of any other property shall mean the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors of the Company or a committee thereof, or, if no such investment banking or appraisal firm is in the good faith judgment of the Board of Directors or such committee available to make such determination, as determined in good faith by the Board of Directors of the Company or such committee.

"Non-Dilutive Amount" in respect of an issuance, sale or exchange by the Company of any right or warrant to purchase or acquire shares of Common Stock (including any security convertible into or exchangeable for shares of Common Stock) shall mean the remainder of (i) the product of the Fair Market Value of a share of Common Stock on the day preceding the first public announcement of such issuance, sale or exchange multiplied by the maximum number of shares of Common Stock which could be acquired on such date upon the exercise in full of such rights and warrants (including upon the conversion or exchange of all such convertible or exchangeable securities), whether or not exercisable (or convertible or exchangeable) at such date, minus (ii) the aggregate amount payable pursuant to such right or warrant to purchase or acquire such maximum number of shares of Common Stock; provided, however, that in no event shall the Non-Dilutive Amount be less than zero. For purposes of the foregoing sentence, in the case of a security convertible into or exchangeable for shares of Common Stock, the amount payable pursuant to a right or warrant to purchase or acquire shares of Common Stock shall be the Fair Market Value of such security on the date of the issuance, sale or exchange of such security by the Company.

"Pro Rata Repurchase" shall mean any purchase of shares of Common Stock by the Company or any subsidiary thereof, whether for cash, shares of capital stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other person or any other property (including shares of a subsidiary of the Company), or any combination thereof, effected while any of the shares of Series B Preferred Stock are outstanding, pursuant to any tender offer or exchange offer subject to Section 13(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision of law, or pursuant to any other offer available to substantially all holders of Common Stock; provided, however, that no purchase of shares by the Company or any subsidiary thereof made in open market transactions shall be deemed a Pro Rata Repurchase. For purposes of this paragraph 9(G), shares shall be deemed to have been purchased by the Company or any subsidiary thereof "in open market transactions" if they have been purchased substantially in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act, on the date shares of Series B Preferred Stock are initially issued by the Company or on such other terms and conditions as the Board of Directors of the Company or a committee thereof shall have determined are reasonably designed to prevent such purchases from having a material effect on the trading market for the Common Stock.

(H) Whenever an adjustment to the Conversion Price and the related voting rights of the Series B Preferred Stock is required pursuant to this Resolution, the Company shall forthwith place on file with the transfer agent for the Common Stock and the Series B Preferred Stock if there be one, and with the Secretary of the Company, a statement signed by two officers of the Company stating the adjusted Conversion Price determined as provided herein and the resulting conversion ratio, and the voting rights (as appropriately adjusted), of the Series B Preferred Stock. Such statement shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such adjustment, including any determination of Fair Market Value involved in such computation. Promptly after each adjustment to the Conversion Price and the related voting rights of the Series B Preferred Stock, the Company shall mail a notice thereof and of the then prevailing conversion ratio to each holder of shares of the Series B Preferred Stock.

Section 10. Ranking Attributable Capital and Adequacy of Surplus; Retirement of Shares.

(A) The Series B Preferred Stock shall rank senior to the Series A Preferred Stock and the Common Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution and winding up of the Company, and, unless otherwise provided in the Restated Certificate of Incorporation of the Company, as amended, or a Certificate of Designations relating to a subsequent series of Preferred Stock, without par value, of the Company, the Series B Preferred Stock shall rank junior to all other series of the Company's Preferred Stock, without par value, as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up.

(B) The capital of the Company allocable to the Series B Preferred Stock for purposes of the Delaware General Corporation Law (the "Corporation Law") shall be $600.00 per share. In addition to any vote of stockholders required by law, the vote of the holders of a majority of the outstanding shares of Series B Preferred Stock shall be required to increase the par value of the Common Stock or otherwise increase the capital of the Company allocable to the Common Stock for the purpose of the Corporation Law if, as a result thereof, the surplus of the Company for purposes of the Corporation Law would be less than the amount of Preferred Dividends that would accrue on the then outstanding shares of Series B Preferred Stock during the following three years.

(C) Any shares of Series B Preferred Stock acquired by the Company by reason of the conversion or redemption of such shares as provided by this Resolution, or otherwise so acquired, shall be retired as shares of Series B Preferred Stock and restored to the status of authorized but unissued shares of preferred stock, without par value, of the Company, undesignated as to series, and may thereafter be reissued as part of a new series of such preferred stock as permitted by law.

Section 11. Miscellaneous.

(A) All notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) business days after the mailing thereof if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Resolution) with postage prepaid, addressed: (i) if to the Company, to its office at 14841 North Dallas Parkway, Dallas Texas 75240 (Attention: Secretary) or to the transfer agent for the Series B Preferred Stock, or other agent of the Company designated as permitted by this Resolution or (ii) if to any holder of the Series B Preferred Stock or Common Stock, as the case may be, to such holder at the address of such holder as listed in the stock record books of the Company (which may include the records of any transfer agent for the Series B Preferred Stock or Common Stock, as the case may be) or (iii) to such other address as the Company or any such holder, as the case may be, shall have designated by notice similarly given.

(B) The term "Common Stock" as used in this Resolution means the Company's Common Stock of 50¢ par value, as the same exists at the date of filing of a Certificate of

Designations relating to Series B Preferred Stock or any other class of stock resulting from successive changes or reclassification of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that, at any time as a result of an adjustment made pursuant to Section 9 of this Resolution, the holder of any share of the Series B Preferred Stock upon thereafter surrendering such shares for conversion shall become entitled to receive any shares or other securities of the Company other than shares of Common Stock, the Conversion Price in respect of such other shares or securities so receivable upon conversion of shares of Series B Preferred Stock shall thereafter be adjusted, and shall be subject to further adjustment from time to time, in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in Section 9 hereof, and the provisions of Sections 1 through 8 and 10 and 11 of this Resolution with respect to the Common Stock shall apply on like or similar terms to any such other shares or securities.

(C)  The Company shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series B Preferred Stock or shares of Common Stock or other securities issued on account of Series B Preferred Stock pursuant hereto or certificates representing such shares or securities. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Series B Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series B Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

(D) In the event that a holder of shares of Series B Preferred Stock shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such shares should be registered or to whom payment upon redemption of shares of Series B Preferred Stock should be made or the address to which the certificate or certificates representing such shares, or such payment, should be sent, the Company shall be entitled to register such shares, and make such payment, in the name of the holder of such Series B Preferred Stock as shown on the records of the Company and to send the certificate or certificates representing such shares, or such payment, to the address of such holder shown on the records of the Company.

(E) Unless otherwise provided in the Restated Certificate of Incorporation, as amended, of the Company, all payments in the form of dividends, distributions on voluntary or involuntary dissolution, liquidation or winding-up or otherwise made upon the shares of Series B Preferred Stock and any other stock ranking on a parity with the Series B Preferred Stock with respect to such dividend or distribution shall be made pro rata, so that amounts paid per share on the Series B Preferred Stock and such other stock shall in all cases bear to each other the same ratio that the required dividends, distributions or payments, as the case may be, then payable per share on the shares of the Series B Preferred Stock and such other stock bear to each other.

(F) The Company may appoint, and from time to time discharge and change, a transfer agent for the Series B Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Company shall send notice thereof by first-class mail, postage prepaid, to each holder of record of Series B Preferred Stock.